UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2007

NNN Healthcare/Office REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-133652	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 29, 2007, Triple Net Properties, LLC, or Triple Net Properties, the managing member of NNN Healthcare/Office REIT Advisor, LLC, or our Advisor, entered into an Agreement of Sale and Purchase, or the Agreement, with Yorktown Building Holding Company, LLC, an unaffiliated third party, or the Seller, for the purchase of Yorktown Medical Center, located in Fayetteville, Georgia and Shakerag Medical Center, located in Peachtree City, Georgia, which we refer to collectively as the Fayette property, for a purchase price of $21,500,000. On May 1, 2007, Triple Net Properties executed an Assignment of Contract, or the Assignment, to assign its rights, title and interest as the purchaser in the Agreement to NNN Healthcare/Office REIT Peachtree, LLC, our wholly-owned subsidiary.

On May 2, 2007, we acquired the Fayette property from the Seller for a purchase price of $21,500,000, plus closing costs. We primarily financed the purchase price with a $13,530,000 secured loan with Wachovia Bank, National Association, or Wachovia, as described below. The balance was provided for with funds raised through our initial public offering. An acquisition fee of $645,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliate.

The above descriptions of the Agreement and the Assignment are qualified in their entirety by the terms of the agreements attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 1, 2007, we, through NNN Healthcare/Office REIT Peachtree, LLC, entered into a secured loan with Wachovia, as evidenced by a promissory note in the principal amount of $13,530,000. The promissory note is secured by the property and a Deed to Secure Debt, Security Agreement and Fixture Filing. The loan matures on May 11, 2017 and bears interest at a rate of 5.52% per annum. The loan provides for the following payments: (a) interest-only payments on the eleventh day of each month, in the amount set forth in Annex 1 of the promissorry note, commencing June 11, 2007 through May 11, 2010; (b) principal and interest payments equal to $77,587.59 on the eleventh day of each month commencing on June 11, 2010, through April 11, 2017; and (c) the outstanding principal amount, together with all accrued but unpaid interest, in full, on May 11, 2017. The loan also provides for: (i) a default interest rate of 9.52% per annum, or the maximum amount permitted by applicable law, in an event of default; and (ii) late charges in an amount equal to 3.0% of the amount of any overdue payments, in addition to any default interest payments. Performance under the promissory note has been guaranteed by NNN Healthcare/Office REIT, Inc. under an Indemnity and Guaranty Agreement, or Indemnity and Guaranty, in favor of Wachovia. The loan documents contain customary representations, warranties, covenants and indemnities as well as provisions for reserves and impounds.

The material terms of the loan are qualified in their entirety by the terms of the promissory note, Deed to Secure Debt, Security Agreement and Fixture Filing, Indemnity and Guaranty and related loan documents, attached hereto as Exhibits 10.3 through 10.8 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information

See paragraph (a) above.

(d) Exhibits

10.1 Agreement of Sale and Purchase by and between Yorktown Building Holding Company, LLC and Triple Net Properties, LLC, dated March 29, 2007.

10.2 Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Peachtree, LLC, dated May 1, 2007.

10.3 Secured Promissory Note by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank, National Association, dated May 1, 2007.

10.4 Deed to Secure Debt, Security Agreement and Fixture Filing by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank National Association, dated May 1, 2007.

10.5 Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007.

10.6 SEC Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007.

10.7 Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007.

10.8 Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank, National Association, dated May 1, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN Healthcare/Office REIT, Inc.

May 7, 2007	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Agreement of Sale and Purchase by and between Yorktown Building Holding Company, LLC and Triple Net Properties, LLC, dated March 29, 2007
10.2	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Peachtree, LLC, dated May 1, 2007
10.3	Secured Promissory Note by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank, National Association, dated May 1, 2007
10.4	Deed to Secure Debt, Security Agreement and Fixture Filing by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank National Association, dated May 1, 2007
10.5	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007
10.6	SEC Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007
10.7	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007
10.8	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank, National Association, dated May 1, 2007